SECURITIES AND EXCHANGE COMMISSION

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AMENDMENT NO. 5 TO FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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BEDMINSTER NATIONAL CORP.
(Exact Name of Small Business Issuer in its Charter)

DELAWARE		20-2779605
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

90 Washington Valley Road
Bedminster, New Jersey 07921
(908) 719-8940
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Paul Patrizio
90 Washington Valley Road
Bedminster, New Jersey 07921
(908) 719-8940
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Class A Common Stock, par value $0.0001	814,000	$.10	$81,400	$9.58

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shareholders were sold to our shareholders in a private placement memorandum. The price of $0.10 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED MARCH , 2006

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

BEDMINSTER NATIONAL CORP.
814,000 SHARES OF
CLASS A COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of Class A common stock offered through this prospectus. The 814,000 shares of our Class A Common Stock being registered represent 610,000 shares of our Class A Common Stock currently outstanding as well as 204,000 shares of our Class A Common Stock which are issuable upon conversion of our shares of Class B Common Stock. Our Class A Common Stock is presently not traded on any market or securities exchange and have no voting rights. The 814,000 shares of our common stock can be sold by selling security holders at a fixed price of $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Our shares of Class A common stock are not redeemable and holders of shares of our Class A common stock have no voting rights other than those required by the Delaware General Corporation Law. In addition, there are currently 2,204,000 shares of Class B common stock issued and outstanding which are not redeemable but are convertible into shares of Class A common stock on a one for one basis. Our Class B common stock have rights, privileges, limitations, restrictions and qualifications identical to Class A common stock except that our holders of shares of Class B common stock are entitle to one vote per share. Each share of Class B common stock is convertible into one share of Class A common stock at any time solely at the option of the holder thereof.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFIORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date Of This Prospectus Is: March   , 2006

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ABOUT OUR COMPANY

We were incorporated under the laws of the State of Delaware on April 22, 2005 to provide management consulting services. Paul Patrizio is our sole officer and director, as well as our controlling stockholder. We currently provide management consulting services to third part companies and intend to further develop this business. Our long-term objective is to create stockholder value principally by providing consulting services to independent third parties. In addition, it is possible that in the future we may acquire other entities and provide management consulting services to such entities as well. We have not identified any specific type of business or any specific industry in which we would seek to acquire and we have not taken any actions with respect to any potential acquisitions. The purpose of any acquisitions by us would be to acquire businesses that our management believes they can make more profitable and therefore increase our value. Notwithstanding same, we currently have no intention of acquiring another entity and are not currently in negotiation with any entities to be acquired.

It is our opinion that we are not a blank check company as defined in Rule 419 since we have conducted operating activities and have taken affirmative steps in the operation of our business activities. Our primary business plan is that of a management consulting company. Although a long term part of our business plan is that we may acquire other entities, we are not a blank check company since this is not our primary business and we have no intention to merge with another entity and undertake a change in control and may never complete any such acquisition. In the event we acquire other entities in the future, Paul Patrizio, our sole officer and director, will maintain his ownership interest as well as his positions with us as full-time Chief Executive Officer and majority stockholder. It is our intention to issue Class A Common Stock as consideration for any acquisition that we may be able to complete since such Class A Common Stock has no voting rights. Therefore, at the very least, given his majority ownership of our Class B Common Stock, Mr. Patrizio will remain our controlling shareholder in the future.

We currently provide management consulting services to third party companies and we anticipate that this will be the core of our business in the future.. We receive fees for our services on an hourly rate or monthly fee basis and usually enter into multi-month agreements with clients which include some type of retainer payment. We intend to further develop our consulting practice by the hiring of additional personnel with the appropriate expertise and working with other consulting firms on a joint venture basis.

In addition, we anticipate that in the event we acquire operating entities we will provide our consulting services to them to improve their performance thereby increasing the value of these subsidiaries and therefore the value of our common stock. Regardless of our ability to locate and acquire other entities, the core of our business plan will be to provide management consulting services to third parties. We have not, nor has any of our management, affiliates or representatives, as of the date of the prospectus, taken any steps toward locating or consummating a business combination transaction.

Initially, our management will devote 100% of its time to market and provide our consulting services. At a point where we generate adequate revenue from consulting services, our management intends to spend no more that 10% of its time looking at and reviewing potential acquisitions. It is our intention that our revenues will be derived from providing consulting services to independent third parties. Any additional revenue will be dependent on whether we acquire other businesses. However, we expect to derive a majority of our revenue from providing consulting services to independent third-party entities even if we complete an acquisition.

We began generating revenue in June 2005 by providing management consulting services. As of December 31, 2005, we have generated $8,000 in revenues, and we have a total accumulated deficit of $51,666.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

Our shares of Class A common stock have no voting rights.

We will not receive any of the proceeds from the resale of these shares. The offering price of $.10 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (April 22, 2005) through December 31, 2005 are derived from our audited financial statements.

From Inception- April 22, 2005 through December 31, 2005
STATEMENT OF OPERATIONS

Revenues	8,000
Net Loss	(51,666)
Total Operating Expenses	59,666
Accumulated Deficit	(51,666)

As of December 31, 2005
BALANCE SHEET DATA

Cash	12,698
Total Assets	13,098
Total Liabilities	3,764
Stockholders’ Equity	9,334

WHERE YOU CAN FIND US

Our corporate offices are located at 90 Washington Valley Road, Bedminster, New Jersey 07921. Our telephone number is (908) 719-8940. We have an Internet website located at www.bedminsternational.com.

RISK FACTORS

An investment in our Class A common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Class A common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Delaware in April 2005. We have no significant assets, financial resources and limited revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. We will need a minimum of $10,000 to continue operations over the next twelve months, which we currently have in our cash reserve. However, we anticipate requiring additional funds in order to significantly expand our operations and acquire the operating entities as set forth in our plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF PAUL PATRIZIO, OUR SOLE OFFICER AND DIRECTOR. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Paul Patrizio, our sole officer and director. We currently do not have an employment agreement with Mr. Patrizio. The loss of his services could have a material adverse effect on our business, financial condition or results of operation.

A SIGNIFICANT OR PROLONGED ECONOMIC DOWNTURN COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS.

Our results of operations are affected by the level of business activity of our potential clients, which in turn is affected by the level of economic activity in the industries and markets that they serve. A decline in the level of business activity of our potential clients could have a material adverse effect on our revenues and profit margin. We have implemented and will continue to implement cost-savings initiatives to manage our expenses as a percentage of revenues. However, we may not be able to reduce the rate of growth in our costs on a timely basis or control our costs to maintain our margins.

WE MAY FACE DAMAGE TO OUR PROFESSIONAL REPUTATION OR LEGAL LIABILITY IF OUR CLIENTS ARE NOT SATISFIED WITH OUR SERVICES.

As a management consulting company, we depend to a large extent on our relationships with our potential clients and our reputation for professional services and integrity to attract and retain clients. As a result, if a client is not satisfied with our services or it may be more damaging in our business than in other businesses.

WE MAY FACE LEGAL LIABILITIES FROM CLAIMS MADE AGAINST OUR WORK.

Many of our engagements involve projects that are critical to the operations of our clients’ businesses. If we fail to meet our contractual obligations, we could be subject to legal liability, which could adversely affect our business, operating results and financial condition. The provisions we typically include in our contracts which are designed to limit our exposure to legal claims relating to our services and the applications we develop may not protect us or may not be enforceable under some circumstances or under the laws of some jurisdictions. It is likely, because of the nature of our business, that we will be sued in the future.

OUR CONTRACTS CAN BE TERMINATED BY OUR CLIENTS WITH SHORT NOTICE.

We anticipate that most of our clients will retain us on a non-exclusive, engagement-by- engagement basis, rather than under exclusive long-term contracts. Most of our consulting engagements are less than 12 months in duration. We estimate that the majority of our contracts can be terminated by our clients with short notice and without significant penalty. The advance notice of termination required for contracts of shorter duration and lower revenue is typically 30 days. Longer-term, larger and more complex contracts may require a longer notice period for termination and may include an early termination charge to be paid to us. Additionally, large client projects involve multiple engagements or stages, and there is a risk that a client may choose not to retain us for additional stages of a project or that a client will cancel or delay additional planned engagements. These terminations, cancellations or delays could result from factors unrelated to our work product or the progress of the project, but could be related to business or financial

THE CONSULTING MARKET IS HIGHLY COMPETITIVE AND THE PACE OF CONSOLIDATION, AS WELL AS VERTICAL INTEGRATION, AMONG OUR COMPETITORS CONTINUES TO INCREASE. AS A RESULT, WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY IF WE CANNOT EFFICIENTLY RESPOND TO THESE DEVELOPMENTS IN A TIMELY MANNER.

The management consulting market includes a large number of participants and is highly competitive. We compete with and face potential competition for client assignments and experienced personnel from a number of companies that have significantly greater financial, technical and marketing resources, generate greater revenues than us and have greater name recognition. There can be no assurance that the Company will be able to compete successfully with its competitors in the future.

PART OF OUR STRATEGY MAY INVOLVE OUR ABILITY TO MAKE ACQUISITIONS, AND WE RISK OVERPAYING FOR ACQUIRED BUSINESSES.

Part of our strategy is based upon our ability to acquire other companies. We cannot assure you that we will reach agreements to acquire companies. We cannot assure you that we will be successful in identifying candidates or consummating acquisitions on terms that are acceptable or favorable to us. In addition, there can be no assurance that financing for acquisitions will be available on terms that are acceptable or favorable to us, if at all. We may issue shares of our common stock as part of the purchase price for some or all of these acquisitions. Future issuances of our common stock in connection with acquisitions also may dilute our earnings per share. Notwithstanding same, it is possible we may never complete any acquisitions in the future.

PAUL PATRIZIO’S CONTROL MAY PREVENT YOU FROM CAUSING A CHANGE IN THE COURSE OF OUR OPERATIONS AND MAY AFFECT THE PRICE OF OUR CLASS A COMMON STOCK.

Paul Patrizio beneficially owns approximately 90% of both our Class A and Class B common stock. Accordingly, for as long as Mr. Patrizio continues to own more than 50% of our Class B common stock, he will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. The Class A shares have no voting rights and therefore these shareholders will be unable to vote on any shareholder matter. This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

OUR SUCCESS DEPENDS UPON OUR ABILITY TO ATTRACT AND HIRE KEY PERSONNEL. OUR INABILITY TO HIRE QUALIFIED INDIVIDUALS WILL NEGATIVELY AFFECT OUR BUSINESS, AND WE WILL NOT BE ABLE TO IMPLEMENT OR EXPAND OUR BUSINESS PLAN.

Our business is greatly dependent on our ability to attract key personnel. We will need to attract, develop, motivate and retain highly skilled professional employees. We need to attract qualified consultants with substantial experience in order to grow our business and provide our consulting services to our potential clients. Such personnel will generate additional revenue to us by providing consulting services to third party entities. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel. If we are unable to retain such employees, we will not be able to implement or expand our business plan.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.10 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE CLASS A COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our Class A Common Stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that began generating revenue in May, 2005. We have only generated $8,000 in revenues to date. As of December 31, 2005, we have incurred a net loss of $51,666, and an accumulated deficit of $51,666. If we cannot generate sufficient revenues from our services, we may not be able to implement our business plan and may be forced to cease our business activities.

OUR CLASS A COMMON STOCK HAVE NO VOTING RIGHTS AND THEREFORE PAUL PATRIZIO OWNS 91% OF OUR VOTING POWER THROUGH HIS OWNERSHIP OF OUR CLASS B COMMON STOCK AND HAS THE AUTHORITY TO MAKE DECISIONS REGARDING OUR BUSINESS.

We currently have 5,510,000 shares of Class A Common Stock outstanding of which Paul Patrizio owns 5,000,000 shares or 91%. These shares of Class A Common Stock have no voting rights. In addition we have 2,204,000 shares of Class B Common Stock outstanding of which Paul Patrizio owns 2,000,000 shares of 91%. Based upon same, Mr. Patrizio owns 91% of our common stock which has the right to vote. Therefore, the holders of our Class A Common Stock will have no power to vote on any matters and will have no ability to cause a change in the course of our operations.

OUR CLASS A COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our Class A common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our Class A common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

USE OF PROCEEDS

The selling stockholders are selling shares of Class A common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of Class A common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement which was completed in August 2005 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our Class A common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our Class A common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our Class A common stock. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. In addition, there is no assurance that our Class A common stock will trade at market prices in excess of the initial public offering price as prices for the Class A common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the Class A common stock, investor perception of us and general economic and market conditions.

DILUTION

The Class A common stock to be sold by the selling shareholders is Class A common stock that is currently issued and outstanding as well as Class A common stock issuable upon conversion of the Class B common stock. There will be no dilution to our existing shareholders since these shareholder own all of the outstanding shares of both the Class A common stock and the Class B common stock.

We were formed on April 22, 2005 and 5,000,000 shares of common stock were issued to Paul Patrizio for $5,000 as founders shares. Based upon the reclassification of our common stock, on September 12, 2005, Mr. Patrizio received one share of Class A common stock and 2/5 shares of Class B common stock for each common share held. Therefore, Mr. Patrizio currently holds a total of 5,000,000 shares of our Class A common stock and 2,000,000 shares of our Class B common stock. Mr. Patrizio received such shares in April 2005 for a price of our par value $0.001 compared to the price per share of $.10 sold to investors in our August 2005 offering.

In August 2005, we completed a Regulation D Rule 506 offering in which we sold 235,000 shares of common stock to 44 investors, at a price per share of $.10 for an aggregate offering price of $23,500. Based upon the reclassification of our common stock, on September 12, 2005, these shareholders received one share of Class A common stock and 2/5 shares of Class B common stock for each common share held. Therefore, these 44 shareholders currently hold a total of 235,000 shares of our Class A common stock and 94,000 shares of our Class B common stock. The reason the price increased from the initial issuance to Paul Patrizio and the offering to these shareholders is because when we undertook the offering we had commenced our business operations.

PENNY STOCK CONSIDERATIONS

Our Class A common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 610,000 shares of our Class A common stock held by 52 shareholders as well as the 204,000 shares of our Class A common stock issuable upon conversion of our Class B common stock. Such shareholders include the 44 holders of the 235,000 shares of our Class A Common Stock and 94,000 shares of our Class A common stock which are issuable upon conversion of our Class B common stock which were sold in our Regulation D Rule 506 offering completed in August 2005. In addition, included in that amount are 275,000 shares of our Class A common stock as well as 110,000 shares of our Class A common stock which are issuable upon conversion of our Class B common stock which was received by the following eight shareholders pursuant to consulting agreements and issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933: Anslow & Jaclin, LLP, Picinich & McClure, Brett Paul, Cambridge Capital Corp., Rob Botwin, Pete Renzulli, Kelly Weber and Jeffrey Criswell(a description of the services provided can be found under “Recent Sales of Unregistered Securities”). Of the above, amount Brett Paul purchased 5,000 shares of our Class A common stock and 2,000 shares of ourClass A common stock which are issuable upon conversion of our Class B common stock which was purchased in our Regulation D Rule 506 offering and received 20,000 shares of our Class A common stock and 8,000 shares of our Class A common stock which are issuable upon conversion of our Class B common stock for legal rendered to us. We are also registering a total of 100,000 shares of our Class A common stock held by Paul Patrizio, our sole officer and director. Please note that all shares set forth above are based upon the reclassification of our common stock, on September 12, 2005, in which our shareholders received one share of Class A common stock and 2/5 shares of Class B common stock for each common share held.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of March 6, 2006 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of Class A common stock owned prior to offering	Shares of Class A common stock to be sold		Shares of Class A common stock owned after offering	Percent of Class A common stock owned after offering (2)
Alper, Paul	10,000	14,000	(1)	0	0
Angell, Thomas	5,000	7,000	(1)	0	0
Anslow & Jaclin, LLP (3)	100,000	140,000	(1)	0	0
Baral, Alan	5,000	7,000	(1)	0	0
Botwin, Robert	5,000	7,000	(1)	0	0
Bryan, David C.	5,000	7,000	(1)	0	0
Bristow, Walter T.	5,000	7,000	(1)	0	0
Cambridge Capital Corp.(4)	75,000	105,000	(1)	0	0
Cease, Karen	5,000	7,000	(1)	0	0
Cocca, Michael F.	5,000	7,000	(1)	0	0
Cohen, Alan R.	5,000	7,000	(1)	0	0
Cohen, Jessica W.	5,000	7,000	(1)	0	0
Colon, Angel	5,000	7,000	(1)	0	0
Coddington, Chandler	5,000	7,000	(1)	0	0
Criswell, Jeffrey	5,000	7,000	(1)	0	0

D’Amico, Matthew	5,000	7,000	(1)	0	0
Dearden, Susan F.	5,000	7,000	(1)	0	0
Finkelstein, Michael C.	5,000	7,000	(1)	0	0
Fitzgerald, Kevin	5,000	7,000	(1)	0	0
Frawley, Robert D.	5,000	7,000	(1)	0	0
Glick, Adam	5,000	7,000	(1)	0	0
Gomer, Robert E.	5,000	7,000	(1)	0	0
Graw, Andrew	5,000	7,000	(1)	0	0
Gulotta, Stephen	5,000	7,000	(1)	0	0
Jaffe, Robert	5,000	7,000	(1)	0	0
Koziol, Stanley J.	5,000	7,000	(1)	0	0
Kramer, Frank L.	5,000	7,000	(1)	0	0
Krieger, Howard J.	5,000	7,000	(1)	0	0
Limerick, Daniel M.	5,000	7,000	(1)	0	0
Mathews, Kenneth J.	5,000	7,000	(1)	0	0
McGough, Andrew	5,000	7,000	(1)	0	0
Meszaros, Kevin	5,000	7,000	(1)	0	0
Murray, Thomas	5,000	7,000	(1)	0	0
O’Brien, Richard J.	5,000	7,000	(1)	0		0
O’Shea, John P.	5,000	7,000	(1)	0		0
Patrizio, Paul	5,000,000	100,000		4,900,000	(5)	85.755%
Paul, Brett A.	25,000	35,000	(1)	0		0
Picinich & McClure	60,000	84,000	(1)	0		0
Pisani, B. Michael	5,000	7,000	(1)	0		0
Renzulli, Peter	5,000	7,000	(1)	0		0
Riiska, Marc	5,000	7,000	(1)	0		0
Robbins, Gina	5,000	7,000	(1)	0		0
Robinson, Charles L.	5,000	7,000	(1)	0		0
Roth, Richard A.	5,000	7,000	(1)	0		0
Salerno, Deborah	5,000	7,000	(1)	0		0
Smith, Joseph A.	5,000	7,000	(1)	0		0
Ucko, Thomas	5,000	7,000	(1)	0		0
Weber, Kelly	5,000	7,000	(1)	0		0
Weggeland, R. Layne	5,000	7,000	(1)	0		0
Wellbrock, Richard D.	10,000	14,000	(1)	0		0
Wellbrock, Robert	10,000	14,000	(1)	0		0
Woodland Group (6)	5,000	7,000	(1)	0		0

(1)	Includes shares of Class A common stock which are issuable upon conversion of the Class B common stock held by these shareholders.
(2)
Based on a total of 5,714,000 shares of Class A common stock which is comprised of 5,510,000 shares of Class A common stock currently outstanding as well as the 204,000 shares of Class A common which are being registered herein and are issuable upon conversion of the Class B common stock.

(3)	Richard Anslow is a principal of Anslow & Jaclin, LLP and has investment control over its shares of our common stock.
(4)
Ken Mathews is a principal of Cambridge Capital Corp. and has investment control over its shares of our common stock. Mr. Mathews is also the owner of an additional 5,000 shares of our Class A common stock and 2,000 shares of our Class B common stock purchased in our Regulation D Rule 506 offering.

(5)
Paul Patrizio, our sole officer and director, owns a total of 5,000,000 shares of Class A common stock and 2,000,000 shares of Class B common stock. A total of 100,000 shares of our Class A common stock currently held by Mr. Patrizio are being registered as part of this registration statement and we are not registering any of the shares of our Class B common stock

(6)	Steve Wain is a principal of Woodland Group and has investment control over its shares of our common stock.

To our knowledge, other than Paul Patrizio, John O’Shea, Charles Robinson, Jeffrey Criswell, and Deborah Salerno, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

John O’Shea, Charles Robinson, Jeffrey Criswell and Deborah Salerno are affiliated with broker-dealers but have purchased their shares in us outside of their affiliation with their broker-dealers. These selling security holders purchased their shares in the ordinary course of business and at the time of the purchase of the securities to be resold, these selling security holders had no agreement or understandings, directly or indirectly, with any person to distribute the securities. The following sets forth their affiliations and positions with such entities:

Jeffrey Criswell-controller of TR Winston
Charles Robinson- employee at Laidlaw Securities Corp.
John O’Shea- partner at Westminster Securities Corp.
Debra Salerno-employee at Westminster Securities Corp.

In addition, as set forth above, Ken Mathews is the control person of Cambridge Capital Corp., which is not a broker-dealer, and he owns an additional 5,000 shares of our Class A common stock and 2,000 shares of our Class B common stock purchased in our Regulation D Rule 506 offering.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our Class A common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our Class A common stock. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $.10 until a market develops for the stock.

Once a market has been developed for our Class A common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our Class A common stock is trading, market where our common stock is trading,
o	through direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both(which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $9,500.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our sole executive officer and director and his age as of March 6, 2006 is as follows:

NAME	AGE	POSITION

Paul Patrizio	49	President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

PAUL PATRIZIO. Paul Patrizio has been the President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors since inception in April 2005. Mr. Patrizio has been the President, Chairman and sole stockholder of Apogee Holdings Inc. and Apogee Partners Ltd., private investment companies (collectively “Apogee”), since 1999. From 1999 to 2005 Apogee has provided consulting services with respect to management, financing and development matters to various small and medium sized companies. Prior to Apogee, he was a Senior Managing Director and partner at Angel Investments LLC, an investment banking firm and registered broker-dealer based in New York City which was sold in

1999 and prior to Angel, Mr. Patrizio was a partner in a New York City law firm where he specialized in corporate and securities matters. From July 2004 to March 2005, Mr. Patrizio was the Chairman and Chief Financial Officer of Somerset International Group Inc. a public company (OTC:SOSI) which is currently a holding company for Secure Systems, Inc. a wireless security company. Prior to its acquisition of Somerset International Group, Inc., a New Jersey corporation, Somerset may have been deemed to be a shell company since its primary focus was to merger with another entity and effectuate a change in control. During that time, he was Chairman and CFO, Somerset completed the finalization of its purchase of Secure Systems, assisted in operating Secure’s business during this period (recruited new President for Secure) and arranged financing for Secure System’s operations as well as for the acquisition of Secure Systems by Somerset From July 2000 until July 2002, Mr. Patrizio was Chairman of Teleservices Group Inc., a company which installed and maintained telecommunications equipment. Mr. Patrizio was also a director of Berliner Communications Inc. (OTCBB:BERL), a wireless communications infrastructure provider from June 2000 until December 2001.

Since our inception, the Apogee entities have not conducted any operating activities. Mr. Patrizio currently works on our affairs on a full time basis and intends to continue to do so in the future. Neither the Apogee entities or Mr. Patrizio in his individual capacity will provide any services which would compete with us for as long as Mr. Patrizio is our officer. We will not acquire or provide consulting services to any business which is affiliated with Mr. Patrizio or the Apogee entities.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of Class A common stock as of March 6, 2006, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Paul Patrizio (2) 90 Washington Valley Road Bedminster, NJ 07921	5,000,000	91%

Common Stock	All executive officers and directors as a group	5,000,000	91%

(1)	The percent of class is based on 5,510,000 shares of our Class A common stock issued and outstanding as of March 6, 2006. The shares of Class A common stock have no voting rights.
(2)
In addition, to the 5,000,000 shares of Class A common stock, Mr. Patrizio owns 2,000,000 shares of our Class B common stock. There are currently 2,204,000 shares of our Class B common stock outstanding. Therefore, Mr. Patrizio is currently the holder of 91% of our shares of Class B common stock which are the only shares of common stock with voting powers.

DESCRIPTION OF SECURITIES
General

Our original articles of incorporation authorized 200,000,000 shares of common stock at a par value of $0.001 per share and 100,000,000 shares of preferred stock at a par value of $0.001 per share. On September 12, 2005, we amended our articles of incorporation to create two separate classes of common stock. Based upon the same, our current authorized capital stock consists of 203,000,000 shares of common stock at a par value of $0.0001 per share and 100,000,000 shares of preferred stock at a par value of $0.0001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

On September 12, 2005, our Board of Directors agreed to issue one shares of Class A common stock and 2/5 of a share of Class B common stock to all of our shareholders of record on such date. Based upon the 5,510,000 shares of common stock outstanding at such time, we issued 5,510,000 shares of Class A common stock and 2,204,000 shares of Class B common stock. Our authorized common stock as set forth in our amended certificate of incorporation consists of 200,000,000 shares of Class A common stock and
3,000,000 shares of Class B common stock. We are not registering with the Securities and Exchange Commission, and therefore are not permitted to offer or sell, any shares of Class B common stock. We are only registering with the SEC the shares of our Class A common stock currently outstanding and shares of our Class A common stock to be issued upon conversion of Class B common stock as set forth herein.

Class A Common Stock

As of March 6, 2006, there are 5,510,000 shares of Class A common stock issued and outstanding. Our shares of Class A common stock are not redeemable and holders of shares of our Class A common stock have no voting rights.

Class B Common Stock

Our Class B common stock has rights, privileges, limitations, restrictions and qualifications identical to Class A common stock except that our holders of shares of Class B common stock are entitle to one vote per share. As of March 6, 2006, there are 2,204,000 shares of Class B common stock issued and outstanding. Shares of Class B common stock are not redeemable but are convertible into shares of Class A common stock on a one for one basis.

Voting and Other Rights of the Common Stock

Voting Rights

Under our certificate of incorporation and amendment thereto, except as noted below or as otherwise required by the Delaware General Corporation Law, holders of the outstanding shares of Class B common stock vote together with the holders of the outstanding shares of all other classes of our capital stock entitled to vote, without regard to class. At the present time, however, there are no outstanding shares of any other class of our capital stock entitled to vote. Under our amended certificate of incorporation each holder of an outstanding share of Class B common stock is entitle to cast one vote for each share registered in the name of the holder.

A holder of an outstanding share of Class A common stock is not entitle to vote on any question presented to our shareholders including, but not limited to, whether to increase or decrease, but not below the number of shares then outstanding, the number of authorized shares of Class A common stock. However, under the Delaware General Corporation Law, a holder of an outstanding share of Class A common stock is entitled to vote on any proposed amendment to our certificate if the amendment would alter or change the powers, preferences, or special rights of the shares of Class A common stock as to affect them adversely. Subject to the foregoing, any future change in the number of authorized shares of our Class A common stock could be consummated with the approval of the holders of a majority of the outstanding shares of Class B common stock and without any action by the holders of shares of Class A common stock.

Dividends

Subject to the rights and preference of any outstanding preferred stock, dividends on Class A common stock and Class B common stock are payable ratably on shares of our Class A common Stock and Class B common stock out of the funds we have legally available therefore when, as and if declared by the Board.

Rights in Liquidation

In the event we are liquidated, dissolved, or wound up, whether voluntarily or involuntarily, our net assets would be divided ratably among the holders of the then outstanding shares of Class A common stock and Class B common stock after payment or provision for payment of the full preferential amounts to which the holders of any series of preferred stock then issued and outstanding would be entitled.

Split, Subdivision, or Combination

If we split, subdivide, or combine the outstanding shares of Class A common stock or Class B common stock, the outstanding shares of the other class of common stock shall be proportionately split, subdivided, or combined in the same manner and on the same basis as the outstanding shares of the other class of common stock have been split, subdivided, or combined.

Preemptive Rights

Shares of Class A common stock and Class B common stock do not entitle a holder to any preemptive rights enabling a holder to subscribe for or receive shares of stock of any class or any other securities convertible into shares of stock of any of our classes of stock. Our board of directors possesses the power to issue shares of authorized but unissued Class A common stock and Class B common stock without further shareholder action, subject to the requirements of applicable law. The number of authorized shares of Class A common stock and Class B common stock could be increased with the approval of the holders of a majority of the outstanding shares of Class B common stock and without any action by the holders of shares of Class A common stock.

Conversion

Each share of Class B common stock is convertible into one share of Class A common stock at any time solely at the option of the holder thereof.

Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Class B common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.

Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect. Certain provisions of the Delaware General Corporate Law may serve to delay, defer or prevent a change in control of the company.

Preferred Stock

Our articles of incorporation also provide that we are authorized to issue up to 100,000,000 shares of preferred stock with a par value of $.0001 per share. As of the date of this prospectus, there are no shares of preferred stock issued and outstanding. Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Except for Anslow & Jaclin, LLP, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Anslow & Jaclin, LLP owns a total of 100,000 shares of our Class A common stock which are being registered as part of this registration statement. These shares were valued at $.10 per share for a total of $10,000. In addition, Anslow & Jaclin, LLP owns 40,000 shares of our Class B common stock which are convertible into 40,000 shares of Class A common stock which were valued at $.10 per share for a total of $4,000. The 40,000 shares of Class A common stock which are issuable upon conversion of the Class B common stock are also being registered as part of this registration statement.

The financial statements included in this prospectus and the registration statement have been audited by Webb & Company, P.A. certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Delaware Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933.Insofar as indemnification for liabilities arising under the Securities Act of1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

15

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on April 22, 2005 in the State of Delaware. On April 22,2005 we issued 5,000,000 shares of common stock to Paul Patrizio for cash of $5,000. Based upon the reclassification of our common stock, on September 12, 2005, Mr. Patrizio received one share of Class A common stock and 2/5 shares of Class B common stock for each common share held. Therefore, Mr. Patrizio currently holds a total of 5,000,000 shares of our Class A common stock and 2,000,000 shares of our Class B common stock. Mr. Patrizio is our sole officer and director, as well as our controlling stockholder.

DESCRIPTION OF BUSINESS

General

We currently provide management consulting services to third party companies and we anticipate that this will be the core of our business in the future. In furtherance of this business plan, it is possible that we may acquire other entities in the future and provide our management consulting services to these entities. However, acquiring other entities is not currently part of our business plan and we may never acquire other entities. Our business is not dependent on the successful completion of any such acquisitions. We are currently managed by Paul Patrizio who will provide consulting services and seek out attractive acquisition opportunities. In the future we intend to employ a small staff to assist Mr. Patrizio with these responsibilities. In addition, we anticipate that if we acquire operating entities we intend to provide our consulting services to such acquired entity to improve their performance and thereby increasing the value of these subsidiaries and therefore of our common stock. We have not identified any specific type of business or any specific industry in which we would seek to acquire and we have not taken any actions with respect to any potential acquisitions. The purpose of any acquisitions by us would be to acquire businesses that our management believes they can make more profitable and therefore increase our value. However, regardless of our ability to locate and acquire other entities, the core of our business plan will be to provide the management consulting services to third parties. Even if we are successful in acquiring these entities, our business focus will be to provide management consulting services to independent third parties.

We do not intend to pursue any of the independent third party businesses for which we provide consulting services as our acquisition targets. We have not, nor has any of our management, affiliates or representatives, as of the date of the prospectus, taken any steps toward locating or consummating a business combination transaction.

Our management will devote 100% of its time to market and provide our consulting services. It is possible that in the future if we are generating adequate revenue from consulting services, our management may pursue acquisitions. In such event, our management intends to spend no more that 10% of its time looking at and reviewing potential acquisitions. If we pursue acquisitions we intend to seek out unaffiliated parties which are not our consulting clients. Once an acquisition is complete then it is our intention to commence consulting services for this acquired entity. It is our intention that all of our revenue will come from providing consulting services to independent third parties. Any additional revenue from acquired entities will be dependent on whether we can successfully acquire other businesses. However, even if we are successful in acquiring other entities, we expect to derive a majority of our revenue from providing consulting services to independent third-party entities after we complete any such acquisitions.

Consulting Services

We currently provide a broad range of consulting services to third party companies which include following activities:

1.
Review long-term planning and annual budgeting. We will recommend alternative courses of action and strategy for both sales and marketing as well as financing. We will review the client’s financing plan and if appropriate recommend alternative debt or equity financing solutions and introduce the client to lenders, investment bankers, investment funds or financial advisors whom will assist the client in consummating any such financing.

2.
Assist in assessing operating and strategic objectives, including new business development and financial pro-forma models. We may recommend alternatives to a client’s current business development such as a joint venture and/or business partnerships with another party. However, in general with regard to a client’s business combinations, we will only provide advice, if requested, on the terms and structure of any such transactions.

3.
Assist in identifying potential new business ventures and partners such as joint ventures or partnerships. As requested, we will assist in developing business plans and other financial analyses to support negotiations with new business relationships. However, in general with regard to a client’s joint ventures or business, we will only provide advice, if requested, on the terms and structure of any such transactions.

4.
Review external sources of information (third party reports) about the client such as Dun & Bradstreet reports or industry reports about the client. We will analyze the strengths and weaknesses of the client as set forth by such sources and recommend strategies for the company to undertake to reduce or eliminate these weaknesses. For example, if an analyst at a wall street investment firm discussed in its report on an industry and the industry participants that the client had a particular weakness such as high debt levels relative to other companies discussed in such report, we would work with the client and make suggestions as to how the client could decrease its debt levels thereby reducing or eliminating such discussed weakness.

5.
Review major business factors in the industries in which the client operates, including trends and market growth with respect to competitors and the market as a whole. Recommend initiatives to increase market share in light of indicated trends (e.g., introduction of new products, services, or markets, etc.)

6.	As requested, advise as to senior management structure, compensation, recruitment, retention, incentives, and development.
7.	Review competitive product and service offerings. Recommend initiatives to strengthen the clients product and service offerings.
8.
If specifically requested by the client, we will review liquidity and access to credit, capital, and other markets. We will then provide our objective opinion to the client as to their liquidity compared to other companies in the same marketplace.

9.
Review current relationships with commercial banks, investment banks and brokerage firms, and other financial institutions for the purposes of evaluating a client’s current access to capital. Recommend initiatives to improve and expand these relationships and, as requested, assist in identifying, facilitating, structuring, negotiating, modifying, and developing such relationships.

10.	We will provide the client with advice with respect to identifying new cash generation sources such as licensing or franchising alternatives for a client’s products or services.
11.
Assist in identifying debt, equity, and other capital raising opportunities, domestic and international, including evaluating various alternatives. Assist in analyzing and structuring debt and equity transactions.

12.	Assist in evaluating cost structure, including service delivery costs. Recommend alternatives to modify business models, improve service capabilities, and lower costs.

We receive fees for our services on an hourly rate or monthly fee basis and usually enters multi-month agreements with clients which include some type of retainer payment. We intend to further develop our consulting practice by the hiring of additional personnel with the appropriate expertise and working with other consulting firms on a joint venture basis. In addition, we intend to provide these same services to any company that we acquire in the future.

On May 1, 2005, we entered into a consulting agreement with Animagic Entertainment Group Inc. (Animagic) a third party entity which is not affiliated with us. We reviewed and revised Animagic’s business plan, assisted Animagic in the preparation of its financial projections, advised Animagic on the terms of its private placement and made suggestions with respect to Animagic’s negotiations with a major entertainment company to form a joint venture. We were paid $2,000 to provide these services over a two-month period.

On November 2, 2005 we entered into a consulting agreement with Greenwich Solutions Inc. (GSI) a third party entity which is not affiliated with us. The agreement is for a six-month term at $3,000 a month (we have already received $12,000 in fees) to provide consulting services to GSI. Pursuant to the agreement, we are assisting GSI with the revision of its business plan; introducing GSI to investment firms regarding potential financing, meeting with law firms and insurance entities about utilizing GSI’s services, assisting GSI’s management in selecting executives to join GSI, working with GSI on creating financial projections, and providing GSI advice on any other issues which GSI requests. As of February 27, 2006, we have not provided GSI with any assistance with respect to the structuring or negotiating of any acquisitions.

We are also currently in discussions with two other unaffiliated entities about providing such services.

At this time, GSI is our sole client and therefore we are currently dependent on their business for our revenues. We are currently in negotiations with other independent third parties to enter into other consulting agreements. As we continue to market our services we intend to provide our services to a number of clients so that we will not be dependent on a few customers for all of our business.

Marketing

We intend to initially market our consulting services directly to potential clients through the contacts of our current management. Thereafter, we expect to create a sales and marketing program that would include direct participation by our management in various industry conferences and the preparation and distribution of sales materials to attendees of such conferences as well to other potential clients on a selective basis. Industry conferences are generally week-long events where experts in one particular industry such as wireless communications discuss current industry issues and are attended by companies in that industry as well as professional services providers for the industry such as attorneys, accountants, investment brokers and consultants.

We also intend to have sales and delivery alliances with companies whose capabilities complement our own, either by enhancing a service offering, delivering a new technology or helping us extend our services to new geographies.

A sales and delivery alliance would be where we agreed to market another company’s products or services such as technology products or technology consulting services in combination with our own consulting services.

By combining our alliance partners’ products and services with our own capabilities and expertise, we create innovative, high-value business solutions for our clients. All of our alliances will be non-exclusive but our alliance relationships may generate revenues for us from consulting services for implementing our alliance partners’ products and our related services. We have no plans to market ourselves as a possible partner for a business combination.

Acquisition Strategy

As part of our long term objective, it is possible that we may acquire profitable and near term profitable private small and medium sized businesses and provide our consulting services to these subsidiaries in order to maximize the profitability of these acquired entities. We will not acquire or provide consulting services to any business which is affiliated with us or Mr. Patrizio or the Apogee entities.

If we complete an acquisition, we intend to acquire 100% of the outstanding shares of any entity that we acquire in consideration for a combination of cash, promissory note and common stock to be negotiated on a case by case basis. Based upon our limited cash resources we will require either a transaction comprised of a majority of stock and promissory notes or we will need to obtain funding prior to closing the acquisition. If we make an acquisition and part of the consideration is stock, we intend to issue only Class A shares to the seller which do not have voting rights since Mr. Patrizio intends to keep majority voting control of our stock after any such acquisition. We currently have no intention to enter into any acquisition that requires Mr. Patrizio to give up voting control of our stock or requires his resignation as our officer or director. The structure of any such acquisition will require that management of the acquired entity before such acquisition will continue to run such company but that any such acquisition will become our wholly owned subsidiary under our direction and control. Regardless of the entity acquired, Mr. Patrizio will continue as our Chairman and Chief Executive Officer after such acquisitions. At this time, we have not identified any specific industry in which we will seek potential acquisitions. We expect to maintain the current management of these acquired companies after they become our subsidiaries but do not expect such management to have any role with us as their parent entity. We expect that any acquisition we would undertake would be with the understanding that we would keep control of the entity for the long-term. We do not intend or plan or sell the acquired companies or spin off any of its subsidiaries. Our acquisition of an entity will provide the owner of such company with some liquidity in the form of cash or shares of our stock received from us upon closing of the acquisition.

We will concentrate on acquiring companies where our consulting services can maximize our return on investment and cash flow to increase long-term shareholder value. We have not, nor has any of our management, affiliates or representatives, as of the date of the prospectus, taken any steps toward locating or consummating a business combination transaction.

Competition

We are currently operating in the business consulting industry where there is intense competition and most of our competitors have greater resources than we do. Our clients typically retain us on a non-exclusive basis. In addition, a client may choose to use its own resources rather than engage an outside firm for the types of services we provide. Our competitors include global information technology service firms offering a full range of consulting and outsourcing services, as well as consulting services firms and application services providers. We may also compete with information technology services providers who provide consulting services to their clients. We will not provide information technology services to our client but may enter into sales and delivery alliance with such provider. Additionally, customers in the markets we serve continue to be receptive to engaging niche service providers with numerous geographic, service, or industry-specific niches. Our revenues are derived primarily from small and medium-sized companies which have limited budgets for such services. We believe that the principal competitive factors in the industries in which we compete include: skills and capabilities of personnel, perceived ability to add value, reputation and client references, scope of services and niche expertise, ability to deliver services on a timely basis and price.

If we succeed in effecting any acquisitions, there will be, in all likelihood, intense competition from competitors of the acquired business in the industry. We cannot assure you that, subsequent to any acquisition, we will have the resources or ability to compete effectively.

In identifying, evaluating and selecting acquisitions, we may encounter intense competition from the other entities having business objectives similar to ours. Many of these entities are well established and have extensive experience identifying and effecting acquisitions directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential businesses that we could acquire, our ability to compete in acquiring certain sizable businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing any acquisition of a business.

Any of these factors may place us at a competitive disadvantage in successfully negotiating acquisitions. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring businesses on favorable terms.

If we succeed in effecting any acquisitions, there will be, in all likelihood, intense competition from competitors of the acquired business in the industry. We cannot assure you that, subsequent to any acquisition, we will have the resources or ability to compete effectively.

Currently, we compete by utilizing the contacts of Mr. Patrizio as the sole source of clients for our services. We expect to broaden this source of business after we have been able to conduct a sales and marketing program.

Patent and Trademarks

We currently do not own any patents, trademarks or licenses of any kind and therefore we have no protected rights with respect to our consulting services.

Governmental Regulations

There are no governmental approvals necessary to conduct our current business and the consulting industry is not generally subject to any governmental regulation. Although this permits us to provide our services without the time and expense of governmental supervision it also allows competitors to more easily enter this business market.

Employees

We currently have no employees.

MANAGEMENT DISCUSSION AND ANALYSIS

Plan of Operations

During the next twelve months, we expect to take the following steps in connection with the further development of our business and the implementation of our plan of operations:

First Quarter 2006:

We will continue generating revenues from our current client and we will continue to seek out opportunities to provide management consulting services to additional clients through the contacts of our current management. We will attempt to raise $200,000 in debt financing for working capital and to support sales and marketing efforts. We expect that the $200,000 in debt financing will be a private placement to individual investors of short term notes personally guaranteed by management. The proceeds of the note offering would be used solely for our management consulting services and we expects to use half the proceeds as working capital to assist in the payment of expenses such as salaries, professional services and overhead cost until such time as we generate enough revenue to support itself and half of such proceeds to create marketing materials, attend conference and possibly commence some form of marketing campaign for our consulting services.

Second Quarter 2006:

We intend to implement our sales and marketing efforts discussed above by preparing sales materials and management's attendance at various industry conferences. We will also initiate our program to create alliances with other consulting firms to increase our revenue base and broaden our service offerings. We also intend to leverage management's extensive relationships with law firms, accounting firms and investment firm to gain access to their clients for the purpose of gaining these companies as our clients. We believe this strategy will be an important part of our early growth.

During this quarter, we may begin to review potential acquisitions and seek investment partners in order to raise the necessary funds to acquire any operating business. Such partners include banks, investment funds and broker-dealers, and management intends to utilize its significant contacts among these entities to facilitate such a relationship. We have no potential investment partners or potential acquisitions at this time nor have we entered into any discussions with any such potential partners. The funding of the cash required to consummate any acquisition will likely consist of a private placement of debt and/or our equity securities possibly through the assistance of a broker-dealer. We intend to sell only shares of Class A Common Stock or securities that are convertible into shares of Class A Common Stock and accordingly we believe that such a placement would not result in any change in our control. However, the specific amount, timing and terms of any such placement will not be known until a purchase agreement has been executed by us and is reviewed by any potential investment partner.

Third Quarter 2006

We will continue to seek out opportunities to provide management consulting services and intend to enhance our capabilities by adding personnel or entering into joint ventures with other consulting firms. We intend to raise an additional $300,000 through debt or equity financing to support our efforts to hire additional consulting staff during this period. Such additional staff will solely assist us in providing our management consulting services. We will seek to hire consultants that have active relationships in the marketplace and therefore may lead to additional clients for us.

In addition, we will continue to pursue potential acquisitions and if we have executed a purchase agreement to acquire a business we will work with our investment partner to raise the necessary financing to consummate the acquisition.

Fourth Quarter 2006

If we have not already completed the financing transaction during the third quarter, we intend to close on such additional financing for working capital and corporate overhead. We will also take steps to increase our consulting staff during this period; specifically seeking personnel who will broaden our current service offerings particularly in the technology area. We intend to actively recruit new board members with appropriate experience and hire a corporate staff including a chief financial officer.

We may enter into an acquisition within the next twelve months, however, we expect that the successful consummation of any acquisition would have a limited impact on our business operations as our current management will continue to manage us and we believe that providing consulting services to independent third parties will continue to be our primary business.
We have not, nor has any of our management, affiliates or representatives, as of the date of the prospectus, taken any steps toward locating or consummating a business combination transaction. Our business is not dependent on the successful completion of any acquisitions and we anticipate that if we acquire operating entities we will provide our consulting services to such acquired entity to improve their performance and thereby increasing the value of these subsidiaries and our common stock. We have not identified any specific type of business or any specific industry in which we would seek to acquire and we have not taken any actions with respect to any potential acquisitions. The purpose of any acquisitions by us would be to acquire businesses that our management believes they can make more profitable and therefore increase our value.
We believe we can satisfy our cash requirements for the next twelve months with our current cash and expected revenues from our current contract to provide consulting services. However, completion of our plan of operation is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. In the absence of our projected revenues, we may be unable to proceed with our plan of operations. Even without significant revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to potentially achieve our goal of profit, revenue and growth.

We anticipate that our operational as well as general and administrative expenses for the next 12 months will total $10,000. We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant changes in the number of employees although depending on if financing is raised we may add additional consultants. We do not intend to increase our staff until such time as we can raise the capital or generate revenues to support the increase in overhead expense. At this time we have not entered into any agreements or negotiations with a sales and marketing entity to undertake marketing for us. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and status of our business plan.

In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we would then not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we would likely seek additional financing to support the continued operation of our business. We anticipate that depending on market conditions and our plan of operations, we would incur operating losses in the foreseeable future. We base this expectation, in part, on the fact that we may not be able to generate enough gross profit from our consulting services to cover our operating expenses.

Results of Operations

For the period from inception ending December 31, 2005, we received consulting revenue of $8,000 from two clients. Expenses for the period totaled $59,666 resulting in a loss of $51,666. Expenses of $59,666 for the period consisted of $5,000 for in kind services, $27,500 for stock issued for services, $20,425 for professional fees and general and administrative expenses of $6,741 (of which rent expense totaled $5,600). Pursuant to our consulting agreements, we have assisted our clients in the revision of their business plan and preparation of financial projections as well as providing advice on contemplated financing and various strategic issues.

Capital Resources and Liquidity

As of March 6, 2006 we had $10,290.74 in cash. Our general and administrative expenses are expected to average $800 per month for the next 12 months. As of February 27, 2006 we received a total of $28,500 from financing activities from the sale of shares by us pursuant to an exemption from registration at Section 4 (2) of the Securities Act of 1933. In January 2006, Signature Bank of New York approved a $50,000 line of credit for us. The line provides an interest rate of 1% above the prime rate on all outstanding amounts and requires monthly payments of 1/36 of all principal amounts outstanding under the line plus interest. Mr. Patrizio has personally guaranteed the line and there are no amounts outstanding under the line as of the date hereof.
.

We expect to need $10,000 to continue operating over the next twelve months. Based upon our current cash and our consulting agreement of $3,000 per month, we should be able meet our current expenses. However, for us to grow or make acquisitions, we will need additional capital. We intend to seek advice from investment professionals on how to obtain additional capital and believe that by being a public entity we will be more attractive to the sources of capital.

Although we believe we have sufficient cash to meet our minimum expenses for the next 12 months, we will be unable to expand on our business unless we are successful in raising additional capital. In addition, we will need to raise additional capital to continue our operations past 12 months, and there is no assurance we will be successful in raising the needed capital. Currently we have no material commitments for capital expenditures.

DESCRIPTION OF PROPERTY

Our executive offices are located at 90 Washington Valley Road, Bedminster, New Jersey 07921. We are currently being provided with space at this location by an unrelated third party, who is not related to us, pursuant to a one year lease which commenced May 1, 2005 for $200 per month. We also rent additional office space from an unrelated third party at 376 Main Street, Bedminster, New Jersey 07921 on a month to month basis. We believe that these spaces are sufficient and adequate to operate our current business.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Paul Patrizio, our sole officer, director and founder is deemed to be our promoter. We were formed on April 22, 2005 and 5,000,000 shares of common stock were issued to Paul Patrizio for $5,000 as founders shares. Based upon the reclassification of our common stock, on September 12, 2005, Mr. Patrizio received one share of Class A common stock and 2/5 shares of Class B common stock for each common share held. Therefore, Mr. Patrizio currently holds a total of 5,000,000 shares of our Class A common stock and 2,000,000 shares of our Class B common stock. Other than the share issuance set forth herein there have been no other transactions with our promoters.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our shares of Class A or Class B common stock. We anticipate applying for trading of our Class A common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of Class A common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 52 shareholders of both our Class A common stock and Class B common stock.

Rule 144 Shares

As of March 6, 2006, there are no shares of our Class A common stock or Class B common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After April 22, 2006, 5,000,000 shares of our Class A common stock and the 2,000,000 shares of Class B common stock owned by Mr. Paul Patrizio will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After July 15, 2006 the 275,000 shares of our Class A common stock and 110,000 shares of our Class B common stock held by the eight shareholders who received shares for services rendered and the 235,000 shares of our Class A common stock and the 94,000 shares of our Class B common stock held by the forty-four shareholders who purchased their shares in the Regulation D 506 offering by us will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company’s common stock then outstanding which, in our case, would equal approximately 55,100 shares of Class A common stock and 22,040 shares of our Class B common stock as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until March 6, 2006.

ANNUAL COMPENSATION
NAME	TITLE	YEAR	SALARY	BONUS	OTHER ANNUAL COMPENSATION

Paul Patrizio	President CEO and Chairman	2005	$0	0	0

LONG TERM COMPENSATION
RESTRICTED OPTION STOCKS/ PAYOUTS AWARDED		SARS ($)	LTIP COMPENSATION		ALL OTHER COMPENSATION
0		0	0		5,000,000 shares of common stock(1)

(1) On April 22, 2005, Paul Patrizio received 5,000,000 shares of common stock in consideration for $5,000 as founders shares. Based upon the reclassification of our common stock, on September 12, 2005, Mr. Patrizio received one share of Class A common stock and 2/5 shares of Class B common stock for each common share held. Therefore, Mr. Patrizio currently holds a total of 5,000,000 shares of our Class A common stock and 2,000,000 shares of our Class B common stock. Mr. Patrizio received no salary for 2005 and currently we have not paid Mr. Patrizio a salary in 2006. During 2006, we intend to enter into an employment agreement with Mr. Patrizio and pay Mr. Patrizio a salary as negotiated at such time.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consultant agreement with Mr. Paul Patrizio, our Chief Executive Officer, President, and Chairman of the Board of Directors and neither Mr. Patrizio or any of his affiliated has been paid any compensation by us. However, we intend to enter an employment agreement with Mr. Patrizio during 2006. At this time, the terms of such agreement have not been determined.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as apart of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

BEDMINSTER NATIONAL CORP.
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2005

BEDMINSTER NATIONAL CORP.
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	2	BALANCE SHEET AS OF DECEMBER 31, 2005

PAGE	3	STATEMENT OF OPERATIONS FOR THE PERIOD FROM APRIL 22, 2005 (INCEPTION) TO DECEMBER 31, 2005

PAGE	4	STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM APRIL 22, 2005 (INCEPTION) TO DECEMBER 31, 2005

PAGE	5	STATEMENT OF CASH FLOWS FOR THE PERIOD FROM APRIL 22, 2005 (INCEPTION) TO DECEMBER 31, 2005

PAGES	6 - 8	NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Bedminster National Corp.
(A Development Stage Company)

We have audited the accompanying balance sheet of Bedminster National Corp. (a development stage company) as of December 31, 2005 and the related statements of operations, changes in stockholders’ equity and cash flows for the period from April 22, 2005 (inception) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Bedminster National Corp. (a development stage company) as of December 31, 2005 and the results of its operations and its cash flows for the period from April 22, 2005 (inception) to December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company is in the development stage and has a negative cash flow from operations of $16,501 from inception. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning this matter are also described in Note 6. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEBB & COMPANY, P.A.
February 4, 2006
Boynton Beach, Florida

BEDMINSTER NATIONAL CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF DECEMBER 31, 2005

ASSETS

CURRENT ASSETS
Cash	$12,698

TOTAL CURRENT ASSETS	12,698

OTHER ASSETS
Deposits	400

TOTAL ASSETS	$13.098

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts Payable	$3,065
Due to Stockholder	699

TOTAL CURRENT LIABILITIES	3,764

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 100,000,000 shares authorized, none issued and outstanding, respectively	-
Common stock - Class A, $0.0001 par value, 200,000,000 shares authorized, 5,510,000 shares issued and outstanding	551
Common stock - Class B, $0.0001 par value, 3,000,000 shares authorized, 2,204,000 shares issued and outstanding	220
Additional paid in capital	60,229
Accumulated deficit during development stage	(51,666)
Total Stockholders’ Equity	9,334

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$13,098

See accompanying notes to financial statements.

2

BEDMINSTER NATIONAL CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM APRIL 22, 2005 (INCEPTION) TO DECEMBER 31, 2005

REVENUE	$8,000

OPERATING EXPENSES
In-kind contribution of services and stock issued for services	32,500
Professional fees	20,425
General and Administrative Expenses	6,741

Total Operating Expenses	59,666

LOSS FROM OPERATIONS	(51,666)

Provision for Income Taxes	-

NET LOSS	$(51,666)

Net loss per share - basic and diluted	$-

Weighted average number of shares outstanding during the period - basic and diluted	7,485,324

See accompanying notes to financial statements.

3

BEDMINSTER NATIONAL CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM APRIL 22, 2005 (INCEPTION) TO DECEMBER 31, 2005

						Accumulated
						Deficit
					Additional	During
	Common - Stock - Class A		Common Stock - Class B		Paid-In	Development
	Shares	Amount	Shares	Amount	Capital	Stage	Total

Common stock issued to founders for cash ($0.0001 per	5,000,000	$500	2,000,000	$200	$4,300	$-	$5,000
share)

Common stock issued for cash ($0.10)	235,000	24	94,000	9	23,467	-	23,500

Common stock issued for services ($ 0.10)	275,000	27	110,000	11	27,462	-	27,500

In-kind contribution of services					5,000		5,000

Net loss for the period April 22, 2005 to December 31, 2005	-	-	-	-		(51,666)	(51,666)

BALANCE, DECEMBER 31, 2005	5,510,000	$551	2,204,000	$220	$60,229	$(51,666)	$9,334

See accompanying notes to financial statements.

4

BEDMINSTER NATIONAL CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM APRIL 22, 2005
(INCEPTION) TO DECEMBER 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(51,666)
Adjustments to reconcile net loss to net cash used in operating activities:
In-kind contribution and stock issued for services	32,500
Changes in operating assets and liabilities:
Increase in accounts payable	3,065
Increase in deposits	(400)
Net Cash Used In Operating Activities	(16,501)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	28,500
Due to Stockholder	699
Net Cash Provided By Financing Activities	29,199

NET INCREASE IN CASH	12,698

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$12,698

See accompanying notes to financial statements.

5

BEDMINSTER NATIONAL CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2005

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Bedminster National Corp. (a development stage company) (the “Company”) was incorporated under the laws of the State of Delaware on April 22, 2005. The Company was organized to provide management consulting services and intends to acquire profitable and near term profitable small and medium sized businesses. Activities during the development stage include developing the business plan and raising capital.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Cash Equivalents

For the purpose of the cash flow statement, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. As of December 31, 2005, the Company has a net operating loss carryforward of approximately $19,166 available to offset future taxable income through 2025. The valuation allowance at December 31, 2005 was $6,516. The net change in the valuation allowance for the year ended December 31, 2005 was an increase of $6,516.

6

BEDMINSTER NATIONAL CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2005

(E) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings Per Share.” As of December 31, 2005, there were no common share equivalents outstanding.

(F) Business Segments

The Company operates in one segment and therefore segment information is not presented.

 (G) Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, (“SAB 104”). SAB 104 requires four basic criteria must be met before revenue can be recognized. The Company recognizes revenue when services are rendered, the fee is fixed and determinable and collectability is reasonably assured.

(H) Recent Pronouncements

In December 2004, the FASB issued SFAS No. 123R “Share-Based Payment” (“SFAS 123R”), a revision to SFAS No. 123 “Accounting for Stock-Based Compensation” (“SFAS 123”), and superseding APB Opinion No. 25 “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services, including obtaining employee services in share-based payment transactions. SFAS 123R applies to all awards granted after the required effective date and to awards modified, repurchased, or cancelled after that date. Adoption of the provisions of SFAS 123R is effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. Adoption of SFAS 123R did not have a material effect on the Company's financial statements for year end December 31, 2005.

SFAS No. 154, Accounting Changes and Error Corrections, was issued in May 2005 and replaces APB Opinion No. 20 and SFAS No. 3.  SFAS No. 154 requires retrospective application for voluntary changes in accounting principle in most instances and is required to be applied to all accounting changes made in fiscal years beginning after December 15, 2005. The Company’s expected April 1, 2006 adoption of SFAS No. 154 is not expected to have a material impact on the Company’s consolidated financial condition or results of operations.

7

BEDMINSTER NATIONAL CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2005

  NOTE 2 STOCKHOLDERS’ EQUITY

(A) Common Stock Issued for Cash

On April 22, 2005, the Company issued 5,000,000 shares of common stock to its founder for cash of $5,000 ($0.0001 per share).

During 2005, the Company issued 235,000 shares of common stock for cash of $23,500 ($0.10 per share).

(B) In-Kind Contribution

During 2005, a stockholder of the Company contributed services with a fair value of $5,000.

(C) Common Stock Issued for Services

During 2005, the Company issued 275,000 shares of common stock for services with a fair value of $27,500 based on recent cash offerings.

NOTE    NOTE  3 RELATED PARTY TRANSACTIONS

A stockholder of the Company paid $699 of expenses on behalf of the Company from inception. The amounts are due on demand and non interest bearing.

NOTE 4 COMMITMENTS AND CONTINGENCIES

During May 2005, the Company entered into an office lease that expires in May 2006. The Company pays monthly rent of $200 plus expenses.

Future minimum lease payments under the operating lease at December 31, 2005, consist of the following:

Year	Amount
2006	$800

The Company also leases additional office space and receives administrative services on a month to month basis for $500 per month.

Rent expense totaled $5,600 for the period April 22, 2005 to December 31, 2005.

8

BEDMINSTER NATIONAL CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2005

NOTE 5 CONCENTRATIONS

Two customers of the Company represented 100% of the revenue for 2005.

NOTE 6 GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage and has a negative cash flow from operations of $16,501 from inception. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern (See Note 7).

NOTE 7 SUBSEQUENT EVENT

 In January 2006 a New York bank approved a $50,000 line of credit for the Company. The line provides an interest rate of 1% above the prime rate on all outstanding amounts and requires monthly payments of 1/36 of all principal amounts outstanding under the line plus interest. Mr. Patrizio has personally guaranteed the line and there are no amounts outstanding under the line as of the date hereof.

9

BEDMINSTER NATIONAL CORP.
814,000 Shares of Class A Common Stock

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section of the Delaware Statutes provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933.Insofar as indemnification for liabilities arising under the Securities Act of1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$7.23
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$4,500.00
Legal fees and expense	$$5,000.00
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$9,523.00

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Bedminster National Corp. was incorporated in the State of Delaware on April 22, 2005 and 5,000,000 shares of common stock were issued to Paul Patrizio in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). Such shares were issued to Paul Patrizio for $5,000 as founders shares. Based upon the reclassification of our common stock, on September 12, 2005, Mr. Patrizio received one share of Class A common stock and 2/5 shares of Class B common stock for each common share held. Therefore, Mr. Patrizio currently holds a total of 5,000,000 shares of our Class A common stock and 2,000,000 shares of our Class B common stock. We relied upon Section 3(a)(9) of the Securities Act for the reclassification of the shares. The shares issued pursuant to the reclassification qualified for exemption under Section 3(a)(9) of the Securities Act since these shares were exchange by us with our shareholder exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Patrizio had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction. In addition, Mr. Patrizio was accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act.

On July 15, 2005, we issued a total of 275,000 shares to eight individuals/entities for services rendered to us as set forth below. These shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. Based upon the reclassification of our common stock, on September 12, 2005, these shareholders received one share of Class A common stock and 2/5 shares of Class B common stock for each common share held. We relied upon Section 3(a)(9) of the Securities Act for the reclassification of the shares. The shares issued pursuant to the reclassification qualified for exemption under Section 3(a)(9) of the Securities Act since these shares were exchange by us with our shareholder exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange. Therefore, these eight shareholders currently hold a total of 275,000 shares of our Class A common stock and 110,000 shares of our Class B common stock.

1.	Anslow & Jaclin, LLP-100,000 common shares issued for legal services rendered. Such shares were converted to 100,000 shares of Class A common stock and 40,000 shares of Class B common stock.
2.	Picinich & McClure-60,000 common shares were issued for legal services rendered. Such shares were converted to 60,000 shares of Class A common stock and 24,000 shares of Class B common stock.
3.	Brett Paul-20,000 shares for legal services rendered. Such shares were converted to 20,000 shares of Class A common stock and 8,000 shares of Class B common stock.
4.
Cambridge Capital Corp.-75,000 common shares were issued for services rendered in assistance with the preparation of the Form SB-2 Registration Statement. Such shares were converted to 75,000 shares of Class A common stock and 30,000 shares of Class B common stock.

5.	Rob Botwin-5,000 common shares were issued for website development services rendered. Such shares were converted to 5,000 shares of Class A common stock and 2,000 shares of Class B common stock.
6.	Pete Renzulli-5,000 common shares were issued for bookkeeping services rendered. Such shares were converted to 5,000 shares of Class A common stock and 2,000 shares of Class B common stock.
7.	Kelly Weber-5,000 common shares were issued for secretarial services rendered. Such shares were converted to 5,000 shares of Class A common stock and 2,000 shares of Class B common stock.
8.	Jeffrey Criswell-5,000 common shares were issued for computer services rendered. Such shares were converted to 5,000 shares of Class A common stock and 2,000 shares of Class B common stock.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, they shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

In August 2005, we completed a Regulation D Rule 506 offering in which we sold 235,000 shares of common stock to 44 investors, at a price per share of $.10 for an aggregate offering price of $23,500. Based upon the reclassification of our common stock, on September 12, 2005, these shareholders received one share of Class A common stock and 2/5 shares of Class B common stock for each common share held. We relied upon Section 3(a)(9) of the Securities Act for the reclassification of the shares. The shares issued pursuant to the reclassification qualified for exemption under Section 3(a)(9) of the Securities Act since these shares were exchange by us with our shareholder exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange. Therefore, these 44 shareholders currently hold a total of 235,000 shares of our Class A common stock and 94,000 shares of our Class B common stock.

The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

	Class A common stock	Class B common stock

Alper, Paul	10,000	4,000
Angell, Thomas	5,000	2,000
Baral, Alan	5,000	2,000
Bryan, David C.	5,000	2,000
Bristow, Walter T.	5,000	2,000
Cease, Karen	5,000	2,000
Chandler Coddington	5,000	2,000
Cocca, Michael F.	5,000	2,000
Cohen, Alan R.	5,000	2,000
Cohen, Jessica W.	5,000	2,000
Colon, Angel	5,000	2,000
D’Amico, Matthew	5,000	2,000
Dearden, Susan F.	5,000	2,000
Finkelstein, Michael C.	5,000	2,000
Fitzgerald, Kevin	5,000	2,000
Frawley, Robert D.	5,000	2,000
Glick, Adam	5,000	2,000
Gomer, Robert E.	5,000	2,000
Graw, Andrew	5,000	2,000
Gulotta, Stephen	5,000	2,000
Jaffe, Robert	5,000	2,000
Koziol, Stanley J.	5,000	2,000
Kramer, Frank L.	5,000	2,000
Krieger, Howard J.	5,000	2,000
Limerick, Daniel M.	5,000	2,000
Mathews, Kenneth J.	5,000	2,000
McGough, Andrew	5,000	2,000
Meszaros, Kevin	5,000	2,000
Murray, Thomas	5,000	2,000
O’Brien, Richard J.	5,000	2,000
O’Shea, John P.	5,000	2,000
Paul, Brett A.	5,000	2,000
Pisani, B. Michael	5,000	2,000
Riiska, Marc	5,000	2,000
Robbins, Gina	5,000	2,000
Robinson, Charles L.	5,000	2,000
Roth, Richard A.	5,000	2,000
Salerno, Deborah	5,000	2,000
Smith, Joseph A.	5,000	2,000
Ucko, Thomas	5,000	2,000
Weggeland, R. Layne	5,000	2,000
Wellbrock, Richard D.	10,000	4,000
Wellbrock, Robert	10,000	4,000
Woodland Group	5,000	2,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in August 2005 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER	DESCRIPTION

3.1	Articles of Incorporation *
3.2	By-Laws *
3.3	Amendment to Articles of Incorporation**
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Consulting Agreement between the Company and Greenwich Solutions, Inc. dated November 2, 2005**
10.2	Consulting Agreement between the Company and Animagic Entertainment Group, Inc. dated May 1, 2005***
10.3	Line of Credit Agreement with Signature Bank of New York
21	Subsidiaries
23.1	Consent of Webb & Company, PA
23.2	Consent of Counsel, as in Exhibit 5.1

*	Filed as part of Amendment No. 1 to the SB-2 Registration Statement filed with the SEC on September 16, 2005.
** Filed as part of Amendment No. 2 to the SB-2 Registration Statement filed with the SEC on November 16, 2005.
*** Filed as part of Amendment No. 3 to the SB-2 Registration Statement filed with the SEC on December 28, 2005.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a) Rule 415 Offering Undertaking:

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to he purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec. 230.424);

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(d) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Bedminster, State of New Jersey on March 6, 2006.

By:	/s/ Paul Patrizio PAUL PATRIZIO
President, Chief Executive Officer,
Chief Financial Officer, Principal Accounting Officer and
Chairman of the Board of Directors

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Paul Patrizio, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/ Paul Patrizio Paul Patrizio	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and
Chairman of the Board of Directors

Dated: March 6, 2006